Exhibit 32.2
Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350,
As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Nevada Property 1 LLC (the “Company”) for the quarterly period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michelle F. Adams, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company
.

/s/ Michelle F. Adams
Chief Financial Officer
(Principal Financial Officer)

Date: November 13, 2015
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by section 906, has been provided to Nevada Property 1 LLC and will be furnished to the Securities and Exchange Commission or its staff upon request.